POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints
Suzanne S. Taylor, John D. Neumann,
Jesse Adkins, and Eric Orsic,
and each of them, as the true and
lawful attorney or attorneys-in-fact,
with full power of substitution
and revocation, for the undersigned and
in the name, place and stead of the
undersigned, in any and all
capacities, to execute, on behalf
of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of shares of Class
A Common Stock, par value $1.00 per share, of NACCO Industries, Inc. (the "Company") and Class B Common Stock, par value
$1.00 per share, of the Company,
including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Chloe R. Seelbach (f/k/a Chloe E. Rankin)

Trust created by the Agreement, dated April
10, 2009, between Chloe R. Seelbach, as trustee, creating a trust for the benefit of Chloe R. Seelbach;
Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Taplin Elizabeth Seelbach; Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Isabelle Scott Seelbach;
and Trust created by the Agreement,
dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Thomas Wilson Seelbach

By:   Chloe  R . Seelbach, as Trustee

Taplin Elizabeth Seelbach (by Chloe R. Seelbach, as Custodian); Isabelle Seelbach (by Chloe R. Seelbach, as Custodian); and Thomas Wilson Seelbach
(by Chloe R. Seelbach, as Custodian)

By:  Chloe R. Seelbach, as Custodian


Name:  Chloe R. Seelbach


Date: Address: